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OSPREY PARTNERS
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                                    INVESTMENT BANKING  o  MANAGEMENT CONSULTING


                             FINDER'S FEE AGREEMENT

The following sets forth the terms of the engagement of OSPREY PARTNERS, 2517 Route 35, Suite D-201, Manasquan, NJ 08736 ("Osprey"), by SCANGRAPHICS, INC., 649 N. Lewis Road, Limerick, PA 19468 (the "Company") for the specific task of raising up to $5,000,000 by way of the private placement of certain equity securities of the Company.

1. Osprey will assist the Company on a non-exclusive basis as management consultant and financial advisor in connection with this financing. In connection with Osprey's activities on the Company's behalf, Osprey will, in concert with the Company's management, a) prepare descriptive information, as required, for the purpose of soliciting Candidates; b) contact and elicit interest, with the Company's management assistance, as needed, from Candidates.

2. In connection with Osprey's activities on the Company's behalf, the Company will furnish Osprey with all information and data concerning the Company which Osprey and the Company agree to be appropriate and will provide Osprey and any Candidates with access to the Company's officers, directors, employees, independent accountants and legal counsel as is determined to be appropriate to the particular Candidates requirements. Prospective Candidates will be cleared with the CEO, so as to prevent potential conflicts.

3. In consideration of Osprey's services pursuant to this Agreement, Osprey shall be entitled to receive, and the Company agrees to pay Osprey the following compensation:

    a) In the event a Transaction is consummated with any Candidate identified and/or approached by Osprey, and/or comes to the attention of the Company through the efforts of Osprey, then the Company shall pay Osprey upon such consummation, a cash fee equal to three percent (3%) of any amount raised in (or the value of) the Transaction.

    b) Osprey will also be issued 3,000 warrants per $100,000 of principal amount of equity investment made in the Company in the Transaction, such warrants to be exercisable for up to ten (10) years at an exercise price equal to the average "Closing Bid" on the five (5) trading days prior to the date of closing the Transaction. Any warrants issued under this agreement shall be issued to Osprey Partners, or its designee, and shall be subject to "piggyback" rights of registration on the next Registration Statement to be filed with the SEC by the Company.


                  2517 Route 35 Suite D-201 Manasquan, NJ 08736
          732-528-8585 FAX: 732-528-9065 E-Mail: mulshine@monmouth.com
                            A Mulshine Group Company

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4.  The above compensation will be paid to Osprey in the event any Transaction occurs within twenty four (24) months following the term of this Agreement, or any extension thereof, with any party with whom Osprey had negotiated on behalf of the Company provided that such a party is identified on a written list of prospective Candidates to be provided to the Company within fifteen (15) days after the expiration or termination of this Agreement.

5. The term of this Agreement is two (2) years. Either party may terminate this Agreement at any time in thirty (30) days by the giving of written notice of termination to the other party.

6. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and of the parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.


Accepted and Agreed to:


OSPREY PARTNERS                                     SCANGRAPHICS, INC.


By: /s/ Michael A. Mulshine                         By: /s/ Laurence L Osterwise
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    Michael A. Mulshine                                 Laurence L. Osterwise
    President                                           President & CEO

Date: 2/24/99                                       Date: 2/24/99